EXHIBIT 99.1
                                                                  ------------
FOR IMMEDIATE RELEASE

Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens Savings Bank
2101 North Veterans Parkway
Bloomington, Illinois 61704
Phone:  (309) 661-8700
FAX:  (309) 661-0707

CITIZENS FIRST FINANCIAL CORP.
ANNOUNCES STOCK REPURCHASE PROGRAM

Bloomington, Illinois, May 17, 1999 -- Citizens First Financial Corp. (AMEX -
CBK), the parent company of Citizens Savings Bank, (the "Bank") today announced authorization by its Board of Directors to repurchase 5% or 108, 893 shares of its outstanding common stock. Stock repurchased under this new program will be made subject to approval by the Office of Thrift Supervision, and will commence as soon as practicable.

Prior to this new program, common stock repurchased by the Company equals 643,404 shares at an average price of $16.05 per share.

Citizens Savings Bank is headquartered in Bloomington, Illinois and operates through six full service branches throughout Central Illinois.


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